805 Third Avenue
New York, NY 10022
Tel: 212-838-5100
Fax: 212-838-2676
e-mail: info@sherbcpa.com
Offices in New York and Florida
Certified Public Accountants

February 23, 2005

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

This Firm has reviewed a copy of a Form 8-K Current Report as filed with the SEC by VerticalBuyer, Inc., (SEC File No. 333-34144, CIK #1109879), reporting Item 4.01 – Change in Registrant’s Certifying Accountant, as it pertains to our Firm.

We have no disagreements with the statements made in the Form 8-K Current Report, Item 4.01 disclosures as it pertains to our Firm.

Sincerely yours,

SHERB & CO., LLP